June 2021 / Confidential Investor Presentation May 2023

2 Disclaimer This document and any related oral presentation does not constitute an offer or invitation to subscribe for, purchase or otherwise acquire any securities or other instruments of Douglas Elliman Inc. (“Douglas Elliman Inc.”, “DOUG” or “the Company”) or its subsidiaries and nothing contained herein or its presentation shall form the basis of any offer, contract or commitment whatsoever. The distribution of this document and any related oral presentation in certain jurisdictions may be restricted by law and persons into whose possession this document or any related oral presentation comes should inform themselves about, and observe, any such restriction. Any failure to comply with these restrictions may constitute a violation of the laws of any such other jurisdiction. The information contained herein does not constitute investment, legal, accounting, regulatory, taxation or other advice and the information does not take into account your investment objectives or legal, accounting, regulatory, taxation or financial situation or particular needs. You are solely responsible for forming your own opinions and conclusions on such matters and the market and for making your own independent assessment of the information. You are solely responsible for seeking independent professional advice in relation to the information and any action taken on the basis of the information. The following presentation may contain "forward-looking statements,” including any statements that may be contained in the presentation that reflect the Company’s expectations or beliefs with respect to future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement made by or on behalf of the Company, including the risk that changes in Douglas Elliman Inc.’s capital expenditures impact its expected free cash flow and the other risk factors described in Douglas Elliman Inc.’s annual report on Form 10-K for the year ended December 31, 2022 and, when filed with the SEC, Form 10-Q for the quarterly period ended March 31, 2023. Please also refer to Douglas Elliman Inc.'s Current Report on Form 8-K, filed on May 10, 2023 (Commission File Number 1-41054) as filed with the SEC for information, including cautionary and explanatory language, relating to Non-GAAP Financial Measures in this presentation labeled "Adjusted". Results actually achieved may differ materially from expected results included in these forward-looking statements as a result of these or other factors. Due to such uncertainties and risks, potential investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date on which such statements are made. The Company disclaims any obligation to, and does not undertake to, update or revise any forward- looking statements in this presentation.

3 Investment Highlights Unique Investment Opportunity in Tech-Enabled Residential Real Estate Brokerage with Comprehensive Suite of Real Estate Solutions, Industry-leading Brand Name and Talented Team of Employees and Agents Cutting-edge property technology supportive of agent recruitment, retention and productivity Strong platform for continued long-term growth Comprehensive solution provides for multiple revenue streams and monetization of valuable agent relationships Experienced management team with substantial real estate expertise and experience managing through market cycles Industry-leading brand name with a strong presence in most major U.S. luxury markets Attractive financial profile with strong balance sheet

4  Founded in 1911 as a pioneer in the real estate industry that has continued to challenge the status quo through innovation and high- quality service provided by best-in-class real estate agents  Leading brand associated with service, luxury and forward thinking operating in markets that are primarily densely populated international finance and technology hubs offering housing inventory at premium price points  Core residential real estate brokerage and world-class development sales and marketing (“DEDM”) business complemented with ancillary services including property management, title and escrow services  Comprehensive suite of technology-enabled real estate solutions that bring efficiency, market intelligence and competitive advantage to our agents while supporting agent recruitment, retention and productivity  Technology powered by leading providers and our investments in innovative PropTech companies keeps our agents on the cutting edge with solutions that can be quickly integrated into our infrastructure, while also allowing us to remain asset-light  Strong balance sheet and experience managing through market cycles, well-positioned to capitalize on opportunities in the U.S. residential real estate market Douglas Elliman at a Glance Bryant Kirkland Senior Vice President, Treasurer and Chief Financial Officer Marc Bell Senior Vice President, Secretary and General Counsel David Ballard Senior Vice President, Enterprise Efficiency and Chief Technology Officer Howard Lorber Chairman, President and Chief Executive Officer Richard Lampen Director, Executive Vice President and Chief Operating Officer Scott Durkin President and Chief Executive Officer, Douglas Elliman Realty LLC Experienced and Skilled Management Team

Douglas Elliman's Geographical Footprint

#5 Nationally

One of the Largest in New York

~6,900 affiliated agents across approximately 120 U.S. offices

Alliance with Knight Frank provides an international network of an additional 367 offices across, 52 countries and approximately 17,000 agents



Massachusetts
GTV: $500m
Market Share: 14.6%
New York
Massachusetts(1)
Connecticut
New York City
New Jersey
New York City
GTV: $13.1b
Market Share: 19.8%
NY Suburbs(4)
GTV: $8.1b
Market Share: 13.9%
GTV: $900m
Market Share: 35.7%
Colorado(2)
California(3)
GTV: $5.3b
Market Share: 6.1%
Entered Market in 2022
Las Vegas
GTV: $1.4b
Texas
Florida(5)
GTV: $9.2b
Market Share: 17.6%

Source: Miller Samuel reports.

Note: Market share and rankings represent twelve months ended March 31, 2023 based on gross transaction value ("GTV"). Figures based on transaction close date. GTV in each selected region represents the twelve months ended March 31, 2023. Market share is defined as the dollar value of a transaction where Douglas Elliman is represented on either side of the transaction divided by the total dollar volume of transactions in a market. If Douglas Elliman is representing both sides of the transaction, the volume from one side of the transaction is counted.

1) Includes Boston. Market share information does not include 2022 expansion market of Nantucket.
2) Includes Aspen and Snowmass Village. Does not include 2022 expansion into Basalt.
3) Includes Los Angeles (Westside and Downtown), Malibu, Malibu Beach, Orange County and San Diego County. Does not include 2022 expansion into Newport Beach.
4) Includes Long Island, North Fork, Hamptons, Greenwich and Westchester County. Market share does not include New Jersey or 2022 expansion into New Canaan, CT.
5) Includes Boca Raton / Highland Beach, Coral Gables, Delray Beach, Fort Lauderdale, Palm Beach Gardens, Jupiter, Manalapan, Miami, Palm Beach, St. Petersburg, Tampa, Wellington and West Palm Beach. Market share information does not include 2022 expansion markets of Vero Beach and Ponte Vedra Beach.

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6 Comprehensive Solution Provides for Multiple Revenue Streams • DEDM offers expertise in sales, leasing and marketing for new developments throughout key markets in the United States and internationally New Sales and Development Marketing Platform • Advising sellers: Assist in pricing a property and preparing it for sale, advertising, showing to prospective buyers and negotiating terms of sale and closing transaction • Advising buyers: Locating / showing properties and assisting in negotiating terms of sale and closing transaction Residential Real Estate Brokerage • Acts in the capacity of a title insurance agent and sells title insurance to property buyers and mortgage lenders • Leading escrow services provider in select markets including holding escrow funds trust account, delivering documents for property recording and releasing funds to the seller and appropriate parties Title Insurance & Escrow Services • Full range of fee-based management services for cooperative, condominium and rental apartment buildings in New York City, Nassau County, Long Island City and Westchester County Residential Property Management Services

7 LTM 3/31/2023 Average(8): $1,616.2 Industry-leading Brand Name with a Strong Presence in U.S. Luxury Markets $1,616.3 $1,088.7 $699.0 $365.9 Douglas Elliman Compass Anywhere eXp Realty Highest Transaction Values in the Industry Average Selling Price (2022)(7) ($ thousands) Leading Presence in Large Luxury Markets  Markets are primarily international finance and technology hubs that are densely populated and offer inventory at premium prices  Large national presence augmented by our alliance with Knight Frank, providing an international network of an additional 367 offices across 52 countries with approximately 17,000 agents  Significant market share in several luxury markets including New York, Florida, California, Texas and Colorado, among others  Douglas Elliman is the fifth largest brokerage nationally and one of the largest in New York by sales volume 19% 20% 11% 1% 22% 0% 20% 14% 18% 6% 36% 15% NYC NY Suburbs Florida California Colorado Boston 2017 LTM 3/31/2023 Market Share by Volume(1) (2) 1) Source: Miller Samuel reports. Market share is defined as the dollar value of a transaction where Douglas Elliman is represented on either side of the transaction divided by the total dollar volume of transactions in a market. If Douglas Elliman is representing both sides of the transaction, the volume from one side of the transaction is counted. 2) Includes Long Island, North Fork, Hamptons, Greenwich and Westchester County. Does not include New Jersey or 2022 expansion into New Canaan, CT. 3) Includes Boca Raton / Highland Beach, Coral Gables, Delray Beach, Fort Lauderdale, Palm Beach Gardens, Jupiter, Manalapan, Miami, Palm Beach, St. Petersburg, Tampa, Wellington and West Palm Beach. Does not include 2022 expansion markets of Vero Beach and Ponte Vedra Beach. 4) Includes Los Angeles (Westside and Downtown), Malibu, Malibu Beach, Orange County and San Diego County. Does not include 2022 expansion into Newport Beach. 5) Includes Aspen and Snowmass Village. Does not include 2022 expansion into Basalt. 6) Includes Boston. Does not include 2022 expansion market of Nantucket. 7) Represents average selling price for publicly traded real estate brokerage firms by volume. 8) Represents average for the twelve months ended March 31, 2023. (3) (4) (5) (6)

8 Cutting-edge Technology Supportive of Agent Recruitment, Retention and Productivity Powered by industry leading technology capabilities developed by innovative PropTech leaders and start-ups • Premier, customizable, mobile-friendly and cloud-based agent portal that integrates all agent resources in one user-friendly suite • Fully mobile-friendly, allowing agents to manage their business anytime, anywhere and on any device, in coordination with Elliman Everywhere platform • AI integrated data assets that back automated and simplified agent workflows that incorporates expansive data-rich dashboards and reports StudioPro • Comprehensive platform which includes a customer relationship management system, digital transaction management and custom DIY marketing templates • Provides agents one place to manage their network, initiate marketing via email, social or print – and even close deals

MyDouglas | Complete Set of Capabilities

Capabilities	Solutions
Team Management Agent Social Media • Learning Management System • MyDouglas Team Views • Team Deal Management	invent.us, purlin*, rechat.*, northpass, REAL GRADER
Agent Brand Management VideoBolt – One-Click Video Creation/Virtual Tours • Elliman.com • Custom Property Websites	AUDIENCE*, purlin*, GABRIELS, rechat.*
Listing Management CMA • Home Valuation • MyDouglas – Listing Analytics • Digital Ad Campaigns • StudioPro – Open House Management • Regional Listings Insights	Buyside, purlin*, VIDEOBOLT.COM, invent.us, ReSource, INFINITE CREATOR
Current Clients and Customers StudioPro – CRM • StudioPro – Email Marketing • StudioPro – Marketing Center • Client Portal Services	AUDIENCE*, purlin*, rechat.*
Performance Analytics YTD Total GCI Deals and Volume Summary • Commission Check Tracking	invent.us, purlin*, Tongo*
Deal Management StudioPro – Transaction Management • Title and Escrow Services • MLS Services – Collaborative Home Search • StudioPro – Listing Tour • Scheduling and Coordination • Digitized eSignature • eNotary service	DE TitleServices, DocuSign, MLS, Notarize*, PARTNERS LAND SERVICES, Portfolio ESCROW, INC., rechat.*, Tongo*
Post-Closing Client and Customer Stewardship Home Services • Client Portal • New Development Marketing • Digital Board Packages (NYC only)	BILT*, BoardPackager, ENVOY*, fyxify*, Humming Homes*, move easy*, ProxiO
Artificial Intelligence ("AI") and Predictive Analytics	invent.us, purlin*

* New Valley Ventures PropTech Investee Company

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Open Architecture Technology Infrastructure

Open Architecture Technology Infrastructure, Kept State-of-the-art Through Strategic Investments in Early Stage PropTech Companies with Technology Purpose-built for the Real Estate Industry

Key Benefits of Our Technology Strategy

Benefits to Agents

- Access to a variety of platforms that cater to agents' preferred way of doing business
  - Presented as one integrated platform
- Cloud-native, plug & play modular infrastructure
  - Allows new features and functionality to be rolled out quickly with scalability and vendor optionality
- Differentiated and early access to new technology
- Ability to service clients post-transaction
- MyLearning platform enables agents and employees with online tools for growth and development

Benefits to Douglas Elliman

- Better ROI than in-house development
  - In-house development is costly, takes longer to bring new tech to market and rarely generates the most cutting-edge solutions
  - Innovation best fostered in smaller, purpose-built technology firms that operate outside of large corporations
- Valuation growth of break-through tech firms
- Mission critical technology outsourced to best-in-class technology firms
  - Website hosting, agent portal, deal & listing management, marketing systems and back-office systems

Benefits to PropTech Firms

- Gain access to distribution network of approximately 6,900 agents nation-wide
- Maintain independence and ability to scale and innovate at "start-up speed"
- Incentivizes management of young firms to grow broadly, creating industry-wide solutions that go beyond the needs of just one brokerage

Recent PropTech Investments

BILT REWARDS	Rewards program which allows renters to earn points on payments	Tongo	Financial program that gives real estate agents instant access to future commissions	rechat.	Dashboard for real estate agents' marketing, CRM and transaction management	ENVOY	Platform that has fleets of electric vehicles that can be shared
fyxify	Platform that cuts out inefficiencies of home repairs	move easy	White label client-facing digital concierge service	purlin	Automated artificial intelligence platform to aid in home buying	AUDIENCE	Platform generates hand-written notes on behalf of sales-oriented professionals

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Strong Platform for Continued Long-Term Growth

Expand Footprint into Adjoining Markets

- Further grow leadership position in New York while entering and expanding into adjoining markets where the Douglas Elliman brand has strong awareness and brand equity, including Florida, California, Colorado and Texas
- Recent entry into the DC Metro, Las Vegas, Austin, Dallas and St. Petersburg markets, whose combined annual transaction value is approximately $50 billion
- Disciplined regional expansion to protect our luxury brand and keep focus on premium markets
- Opportunity to expand markets currently served by more than 50% in terms of annual transaction value

Market Expansion Opportunity



Sacramento County
San Francisco
Salt Lake City
Denver
Santa Fe
Scottsdale
San Antonio
Nashville
Raleigh-Durham
Charlotte
Charleston
Jacksonville
Clearwater
Tampa
Annual Transaction Value
Less than $4bn
$4bn - $15bn
Greater than $15bn

14 markets representing approximately $105bn of Combined Annual Transaction Value[1]

Continue Executing on DEDM Long-term Growth Strategy

- Highly successful hybrid platform of matching experienced new development experts with skilled brokerage professionals provides differentiated expertise and real-time market intelligence to clients
- Established pipeline provides clear path to expansion into new markets (e.g., Texas) and provides opportunities for medium to long-term growth

DEDM Revenue

($ millions)



$64.3
$72.9
$47.4
$81.9
$71.4
$70.3
2018
2019
2020
2021
2022
LTM 3/31/2023
Negative COVID-19 Impact

Expand Ancillary Services to Enhance Client Experience and Drive Growth

- Technology to be key differentiator in terms of adoption by agents, delivery to clients and disruption of traditional business models

Ancillary Offerings

Current

- Property Management
- Escrow
- Title Insurance
- Home Services

Future

- Renovation
- Staging
- Security

1) Source: Miller Samuel and other industry reports. Aggregate annual transaction volume based on fourth quarter 2022 annualized figures for selected expansion regions.

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Strong Platform for Long-Term Continued Growth (Cont.)

Continue to Recruit Best-in-Class Agents

- We consistently achieve a high retention of agents

Retention[1]



90%
94%
87%
86%
2020
2021
2022
LTM 3/31/2023

✓ **High retention** ✓ **Long-tenured agents** ✓ **High profile recruitment**

Opportunistically Pursue Acquisitions and Aqui-hires

	California	Texas	Florida
Overview	• Purchased Teles Properties in 2017	• Purchased interest in Texas brokerage in 2021	• High profile recruitment of teams in Naples, Vero Beach, Fort Lauderdale and Ponte Vedra Beach in 2021 and 2022
Benefits to Douglas Elliman	• Ability to expand in southern California's luxury markets, such as Beverly Hills, Newport and Brentwood • Added more than $65M Gross Commission Income ("GCI") and approximately 600 agents and 20 offices	• Ability to expand in luxury markets in Texas such as Houston, Dallas and Austin both in residential sales and new development marketing • Added more than $40M GCI, and more than 300 agents in eight offices	• Ability to expand in luxury markets in southwest and north Florida • Added approximately $20M GCI

- **We will continue to seek through M&A attractive groups of agents from core and adjacent markets that fit with our brand and accelerate our growth**

1) Retention, in any particular period, is calculated as the quotient of the prior period revenue generated by agents retained in the subject year period divided by the prior year period revenue generated by all agents, whether or not retained. We use retention as a measure of the stability of the agents that are on the Douglas Elliman platform.

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Strong Platform for Long-Term Continued Growth (Cont.)

Invest in Compelling PropTech Opportunities that Facilitate Growth and Differentiation

- Grow New Valley Ventures and create a portfolio of PropTech companies that, through our investment and commercial relationships, have access to our operating businesses/distribution, as well as our know-how and experience, to grow their own businesses, while also propelling our growth and competitive differentiation
- Invest strategically in early-stage PropTech companies that equip our stakeholders with early and differentiated access to cutting-edge and industry-leading technology built in entrepreneurial environments
- Enable us to benefit from potential adjacent revenue streams and valuation growth of breakthrough PropTech firms

Relentlessly Pursue Operational Efficiencies

- Focus on efficiency to continue following recent expense reduction initiatives
  - $3.8 million of expense savings realized from 2019 to LTM 3/31/2023[2]
  - 1.9% reduction occurred during inflationary period of 16.2%[4]
- Expense discipline a top priority as we seek benefits of operating leverage



Real Estate Brokerage Segment Adjusted Operating Expenses(1)
($ millions)
$15.2
$252.1
$35.4
$201.5
(1.9%)
$278.5
$42.0
$15.3
$23.5
$197.7
2019
LTM 3/31/2023
Other OpEx
Technology
Activity Driven Operating Expenses(3)
Acquisitions

1) Total operating expenses were $787.6 million for the year ended December 31, 2019, $1.158 billion for the year ended December 31, 2022, and $234.6 million and $301.0 million for the three months ended March 31, 2023 and 2022, respectively. Real Estate Brokerage Segment Adjusted Operating Expenses is a Non-GAAP Measure and a reconciliation from operating expenses to Real Estate Brokerage Segment Adjusted Operating Expenses is included on page 23. Excludes real estate commissions, direct expenses related to ancillary services, depreciation and amortization, loss on disposal of assets, non-cash stock compensation and expenses associated with the Corporate and other segment.
2) Represents other operating expenses.
3) Discretionary compensation and advertising expenses (associated with level of business).
4) U.S. CPI Urban Consumers increased from 255.361 to 296.39 from June 30, 2019 to September 30, 2022 (midpoint of each period).

DouglasElliman 13

DOUGLAS ELLIMAN FINANCIAL OVERVIEW

15 Attractive Financial Profile 1) As of March 31, 2023. Please see page 21, “Consolidated Balance Sheet" of Douglas Elliman Inc. Disciplined expense management drives significant operating leverage Strong performance across KPIs Operating leverage and limited capital expenditure requirements drive cash flow conversion, supporting future long- term growth initiatives Strong balance sheet with approximately $124 million of cash and cash equivalents(1)

16 Financial Summary 1) Operating (loss) income for the real estate brokerage segment was $(3.5) million, $(49.3) million, $102.1 million and $22.0 million for the years ended December 31, 2019, 2020, 2021 and 2022. Please refer to Page 22 for a reconciliation from Net Income to Adjusted EBITDA attributed to Douglas Elliman Inc. for the real estate brokerage segment. Revenue Capital Expenditures ($ millions) $6.1 $4.1 $8.5 $11.3 2020 2021 2022 LTM 3/31/2023 $774.0 $1,353.1 $1,153.2 $1,058.3 2020 2021 2022 LTM 3/31/2023 Adjusted EBITDA for Real Estate Brokerage Segment (1) $22.1 $110.7 $34.5 $7.1 2.9% 8.2% 3.0% 0.7% 2020 2021 2022 LTM 3/31/2023 Adj. EBITDA Adj. EBITDA Margin

17 Business Mix $18.2 $22.4 $24.6 $25.4 $28.1 $28.8 $29.1 $51.2 $42.9 $38.6 2014 2015 2016 2017 2018 2019 2020 2021 2022 LTM 3/31/23 LTM 3/31/2023 Revenue Gross Transaction Value ($ billions) $936.6M $70.3M $35.6M $15.8M $1.058B Commissions and Other Brokerage Income – Existing Home Sales Commissions and Other Brokerage Income – Development Marketing Property Management Other Ancillary Services

18 Investment Highlights Unique Investment Opportunity in Tech-Enabled Residential Real Estate Brokerage with Comprehensive Suite of Real Estate Solutions, Industry-leading Brand Name and Talented Team of Employees and Agents Cutting-edge property technology supportive of agent recruitment, retention and productivity Strong platform for continued long-term growth Comprehensive solution provides for multiple revenue streams and monetization of valuable agent relationships Experienced management team with substantial real estate expertise and experience managing through market cycles Industry-leading brand name with a strong presence in most major U.S. luxury markets Attractive financial profile with strong balance sheet

APPENDIX

Combined Consolidated Statement of Operations

($ thousands, except per share amounts)

	Year Ended			Three Months Ended		
	12/31/2020	12/31/2021	12/31/2022	3/31/2023	3/31/2022	LTM 3/31/2023
Revenues:						
Commissions and other brokerage income	$733,751	$1,292,416	$1,099,885	$202,036	$295,109	$1,006,812
Property management	35,115	37,345	36,022	8,777	9,199	35,600
Other ancillary services	5,121	23,377	17,270	3,169	4,592	15,847
Total revenues	**$773,987**	**$1,353,138**	**$1,153,177**	**$213,982**	**$308,900**	**$1,058,259**
Expenses:						
Real estate agent commissions	546,948	985,523	836,803	152,862	223,422	766,243
Sales and marketing	64,097	77,174	85,763	21,239	19,306	87,696
Operations and support	49,895	71,641	72,946	18,893	18,091	73,748
General and administrative	76,134	92,798	131,421	32,295	32,830	130,886
Technology	14,858	15,343	22,773	6,012	5,293	23,492
Depreciation and amortization	8,537	8,561	8,012	2,039	2,079	7,972
Loss on disposal of assets	1,169	-	-	-	-	-
Impairments of goodwill and intangible assets	58,252	-	-	-	-	-
Restructuring expenses	3,382	-	-	1,210	-	1,210
Operating (loss) income	**$(49,285)**	**$102,098**	**$(4,541)**	**$(20,568)**	**$7,879**	**$(32,988)**
Other income:						
Interest income	190	83	1,779	1,105	39	2,845
Equity in earnings (losses) from equity-method investments	225	(278)	(563)	(73)	532	(1,168)
Change in fair value of contingent liability	2,149	(1,647)	-	-	-	-
Investment and other income (loss)	843	529	3,429	(454)	752	2,223
Income (loss) income before provision for income taxes	**$(46,328)**	**$100,785**	**$104**	**$(19,990)**	**$9,202**	**$(29,088)**
Income tax expense (benefit)	44	2,133	6,503	(4,638)	2,917	(1,052)
Net (loss) income	**$(46,372)**	**$98,652**	**$(6,399)**	**$(15,352)**	**$6,285**	**$(28,036)**
Net loss attributed to non-controlling interest	-	186	777	216	285	708
Net (loss) income attributed to Douglas Elliman Inc.	**$(46,372)**	**$98,838**	**$(5,622)**	**$(15,136)**	**$6,510**	**$(27,328)**
Per diluted common share:						
Net (loss) income attributed to Douglas Elliman Inc.	**($0.60)**	**$1.27**	**($0.08)**			

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21 Consolidated Balance Sheet December 31,March 31, 20222023 ASSETS: Current assets: $163,859 $123,662 Cash and cash equivalents 23,243 24,227 Receivables 12,82619,507 Agent receivables, net 6,4667,647Income taxes receivable, net 4,9855,404 Restricted cash and cash equivalents 13,68617,613Other current assets $225,065 $198,060 Total current assets 41,71742,544Property, plant and equipment, net 117,773113,105 Operating lease right-of-use assets 12,93212,669 Long-term investments at fair value 38,907 36,004 Contract assets, net 32,230 32,230 Goodwill 73,66673,489 Other intangible assets, net 1,6292,055 Equity-method investments 6,4836,633 Other assets $550,402$516,789 Total assets LIABILITIES AND STOCKHOLDERS’ EQUITY: Current liabilities: $22,328$22,543Current operating lease liabilities 5,456 6,174 Accounts payable 22,11722,543 Commissions payable 18,2283,371 Accrued salaries and benefits 8,257 7,711 Contract liabilities 13,59222,480 Other current liabilities $89,978$85,087 Total current liabilities 14,4679,829 Deferred income taxes, net 120,508 115,192 Non-current operating lease liability 54,67152,837Contract liabilities 321137Other liabilities $279,945$263,082 Total liabilities --Commitments and contingencies Stockholders’ equity 273,920272,522 Common stock and additional paid-in-capital (5,000)(20,136)Retained earnings (accumulated deficit) 1,5371,321Non-controlling interest $270,457$253,707Total stockholders’ equity $550,402$516,789 Total liabilities and stockholders’ equity ($ thousands)

Adjusted EBITDA Reconciliation

($ thousands)

	Year Ended			Three Months Ended		
	12/31/2020	12/31/2021	12/31/2022	3/31/2023	3/31/2022	LTM 3/31/2023
Net income (loss)	$(46,372)	$98,838	$(5,622)	$(15,136)	$6,510	$(27,268)
Interest income, net	(190)	(83)	(1,779)	(1,105)	(39)	(2,845)
Income tax expense (benefit)	44	2,133	6,503	(4,638)	2,917	(1,052)
Net loss attributed to non-controlling interest	-	(186)	(777)	(216)	(225)	(768)
Depreciation and amortization	8,537	8,561	8,012	2,039	2,079	7,972
Equity in (earnings) losses from equity method investments[1]	225	278	563	73	(532)	1,168
Restructuring[2]	3,382	-	-	1,210	-	1,210
Loss on disposal of assets	1,169	-	-	-	-	-
Impairments of goodwill and other intangible assets[3]	58,252	-	-	-	-	-
Change in fair value of contingent liability	(2,149)	1,647	-	-	-	-
Stock-based compensation expense[4]	-	-	11,138	2,823	2,652	11,309
Other, net	(843)	(529)	(3,429)	454	(752)	(2,223)
Adjusted EBITDA attributed to non-controlling interest	-	40	342	91	117	316
Adjusted EBITDA attributed to Douglas Elliman	**$22,055**	**$110,699**	**$14,951**	**$(14,405)**	**$12,727**	**$(12,181)**
Operating Income by Segment						
Real estate brokerage	$(49,285)	$102,098	$21,993	$(14,103)	$14,541	$(6,651)
Corporate and other	-	-	(26,534)	(6,465)	(6,662)	(26,337)
Total	$(49,285)	$102,098	$(4,541)	$(20,568)	$7,879	$(32,988)
Adjusted EBITDA Attributed to Douglas Elliman by Segment						
Real estate brokerage	$22,055	$110,699	$34,542	$(9,744)	$17,662	$7,136
Corporate and other	-	-	(19,591)	(4,661)	(4,935)	(19,317)
Total	$22,055	$110,699	$14,951	$(14,405)	$12,727	$(12,181)
Number of transactions	**22,686**	**32,400**	**26,573**	**4,627**	**7,212**	**23,988**

1) Represents equity in (earnings) losses recognized from Douglas Elliman's investment in equity method investments that are accounted for under the equity method and are not consolidated in Douglas Elliman's financial results.
2) Represents restructuring related to Douglas Elliman Realty, LLC's realignment of administrative support functions, office locations and business model.
3) Represents non-cash intangible asset impairment charges related to the goodwill and trademark of Douglas Elliman Realty, LLC.
4) Represents amortization of stock-based compensation. $4,195 is attributable to the Real estate brokerage segment and $6,943 is attributable to the Corporate and other segment for the year ended December 31, 2022. $1,019 and $925, respectively, is attributable to the Real estate brokerage segment for the three months ended March 31, 2023 and 2022, respectively, and $1,804 and $1,727, respectively, is attributable to the Corporate and other segment for the three months ended March 31, 2023 and 2022, respectively.

DouglasElliman 22

23 Adjusted Operating Expenses Reconciliation LTM Three Months Ended Three Months ended Year EndedYear Ended 3/31/20233/31/20223/31/202312/31/202212/31/2021 $1,091,247$301,021$234,550$1,157, 718$1,251,040Total Operating Expenses(1) Items excluded from total expenses to determine Real Estate Brokerage Segment Adjusted Operating Expenses (766,243)(223,422)(152,862)(836,803)(985,523)Real estate agent commissions (6,701)(2,028)(1,374)(7,355)(10,334)Variable expenses related to ancillary services(2) (7,972)(2,079)(2,039)(8,012)(8,561)Depreciation and amortization (11)--(11)(186)Loss on disposal of assets(3) (4,289)(925)(1,019)(4,195)-Non-cash stock compensation - real estate brokerage segment (26,337)(6,662)(6,465)(26,534)-Operating expenses - Corporate and other segment $278,484$65,905$69,581$274,808 $246,436 Real Estate Brokerage Segment Adjusted Operating Expenses ($ thousands) 1) Operating expenses include expenses reflected in the Company's Combined Consolidated Statements of Operations (for all periods presented) under the category "Expenses" and classified as "Real estate agent commissions", "Sales and marketing", "Operations and support", "General and administrative", "Technology“ and "Depreciation and amortization.” 2) Included in "Operations and support" in the Company's Combined Consolidated Statements of Operations for all periods presented. 3) Included in "General and administrative” on the Company's Combined Consolidated Statements of Operations for all periods presented.